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                                                            EX-99.B(j)mhconsnt


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 33-715 on Form N-1A of United Municipal High Income Fund, Inc., of our reports dated November 5, 1999 and May 5, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" appearing in such Prospectus.


/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000